 As filed with the Securities and Exchange Commission on December 15, 1998

                                          Registration No. 333- _______________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              STAFF LEASING, INC.
               (Exact name of issuer as specified in its charter)

           FLORIDA                                              65-0735612
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                       600 301 Boulevard West, Suite 202
                            Bradenton, Florida 34205
                    (Address of principal executive offices)

                       ---------------------------------

                              STAFF LEASING, INC.

                           1997 STOCK INCENTIVE PLAN

                       ---------------------------------

                                Michael D. Craig
                       Vice President and General Counsel
                              Staff Leasing, Inc.
                       600 301 Boulevard West, Suite 202
                            Bradenton, Florida 34205
                                 (941)748-4540
           (Name, address and telephone number of agent for service)

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
                                           Proposed       Proposed
                                            Maximum        Maximum
                             Amount        Offering       Aggregate       Amount of
Title of Securities           Being        Price Per      Offering       Registration
Being Registered           Registered(1)     Share(2)       Price            Fee
-------------------------------------------------------------------------------------

Common Stock
$.01 par value           2,500,000         $11.75       $29,375,000     $8,166.25
-------------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) This calculation is made pursuant to Rule 457(h) under the Securities Act 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices of the registrant's Common Stock on December 14, 1998.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the items incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates and are a part hereof:

         (a) The Annual Report on Form 10-K of Staff Leasing, Inc. (the "Company") for the year ended December 31, 1997;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and

         (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed June 13, 1997 and in any amendment or report filed for the purpose of amending such description.

         Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby (through options under the Plan) has been passed upon by Powell, Goldstein, Frazer and Murphy LLP, Atlanta, Georgia.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The Company's articles of incorporation ("Charter") require the Company, to the fullest extent permitted or required by the Florida Business Corporation Act ("Florida Act"), to indemnify its directors and officers against any and all liabilities incurred by reason of the fact that such person was or is a director or officer of the Company or was serving at the request of the Company in the same or a similar capacity for any other corporation, partnership or other entity. Generally, the Florida Act permits indemnification of a director or officer upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The right to indemnification granted in the Charter is not exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a director or officer may be entitled under any written agreement, Board resolution, vote of shareholders, the Florida Act or otherwise.

         The Company has also entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. No indemnification or advancement of expenses would be made (a) if a final adjudication established that the actions or omissions were material to the cause of action so adjudicated and constitute:
(i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the indemnitee derived an improper personal benefit; (iii) an unlawful distribution or dividend under the Florida Act; or (iv) willful misconduct or a conscious disregard for the just interests of the Company in a derivative or shareholder action; (b) for liability under Section 16(b) of the Exchange Act, or (c) if a final decision by a court having jurisdiction in the matter determined that indemnification was not lawful.

         At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted under the Charter, the indemnification agreements or Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, office or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

ITEM 8.  EXHIBITS

         3.1 Articles of Incorporation of the registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-22933) and incorporated herein by reference)

         3.2 Bylaws of the registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-22933) and incorporated herein by reference)

         4.1  Staff Leasing, Inc. 1997 Stock Incentive Plan

         5.1  Opinion of Powell, Goldstein, Frazer & Murphy LLP

         23.1 Consent of Deloitte & Touche LLP

         23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP (included in
              Exhibit 5.1)

         24.1 Powers of Attorney (Page II - 5)

ITEM 9.  UNDERTAKINGS

The Company hereby undertakes:

(1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, no post-effective amendment hereto shall be required.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Additionally, the Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bradenton, state of Florida, on the 15th day of December, 1998.

                                          STAFF LEASING, INC.

                                          By: /s/  Richard A. Goldman
                                             ----------------------------------
                                              Richard A. Goldman
                                              President

         Each person whose signature appears below hereby constitutes and appoints Richard A. Goldman and John E. Panning as their true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                TITLE                              DATE
/s/  Charles S. Craig               Chairman of the Board and Chief
-----------------------------       Executive Officer and Director
Charles S. Craig                    (a principal executive officer)             December 15, 1998


/s/  Richard A. Goldman             President and Director
-----------------------------       (a principal executive officer)             December 15, 1998
Richard A. Goldman


/s/  John E. Panning                Chief Financial Officer and Director
-----------------------------       (principal financial and accounting
John E. Panning                     officer)                                    December 15, 1998


/s/  George B. Beitzel              Director                                    December 15, 1998
-----------------------------
George B. Beitzel


/s/  Ronald V. Davis                Director                                    December 15, 1998
-----------------------------
Ronald V. Davis


/s/  Melvin R. Laird                Director                                    December 15, 1998
-----------------------------
Melvin R. Laird


/s/  Elliot B. Ross                 Director                                    December 15, 1998
-----------------------------
Elliot B. Ross

                                 EXHIBIT INDEX


Exhibit
Number                          Description

3.1 Articles of Incorporation of the registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-22933) and incorporated herein by reference)

3.2    Bylaws of the registrant (filed as Exhibit 3.2 to the Registrant's
       Registration Statement on Form S-1 (No. 333-22933) and incorporated herein by reference)

4.1    Staff Leasing, Inc. 1997 Stock Incentive Plan

5.1    Opinion of Powell, Goldstein, Frazer & Murphy LLP

23.1   Consent of Deloitte & Touche LLP

23.2   Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit
       5.1)

24.1   Powers of Attorney (Page II - 5)